Exhibit 10.21

Lease agreement
This is a LEASE between LANDLORD and TENANT dated effective as of the Contract Date described below and it WITNESSES that LANDLORD demises to TENANT, and TENANT leases from LANDLORD, the below described Premises for the term, at the rent, and upon the other conditions contained in this Lease. The Lease consists of this SUMMARY PAGE, the attached STANDARD PROVISIONS, a SCHEDULE OF DEFINED TERMS, and any other Attachments expressly identified on this Summary.
SUMMARY PAGE

Contract Date: August 19, 2011
LANDLORD: JLM & ASSOCIATES, LLC
A South Carolina Limited Liability
 Company J.L. Mitchell, Manager and
Sole Member
Term off this Lease: 5 Yrs. 0 Mos.
Commencement Date: October 1, 2011
Expiration Date: September 30, 2016
Rental Payment Mailing Address:
JLM & Associates, LLC
1047 Keys Drive
Greenville, South Carolina 29615
Initial Monthly Rent - Computation
Basic Rent Months 1-60 $8,158.58
Additional Rent: $1,439.75
Total Monthly Payment: $9,598.33
Security Deposit:      Intentionally Waived
Security Deposit Date:
Insurance Limits (liability):
Death/Injury:                                              $1,000,000
Property:                                                    $3,000,000
Excess:                                                        $5,000,000

TENANT: D3 TECHNOLOGIES, INC
a California Corporation
Property: An office building plus adjacent parking, and other service areas commonly known as JLM & Associates, LLC and legally described in Exhibit "A".
Premises: Commonly known & numbered as 1045 Keys Drive, Greenville, South Carolina 29615, and further described in Exhibit "A".
Permitted Use:                 Office
Premises Leasable Square Footage:    11,518
Property Leasable Square Footage:    35,333
TENANT'S Share:                32.60%
Attachments are the following, if checked:
X     Property Legal & Premises Description
(Exhibit "A")
X     Rules and Regulations (Exhibit "B")
X     Layout of Premises (Exhibit "C")
X     Finish Rider (Exhibit "D")
X     Special Provisions (Exhibit "E")
X    Guaranty (Exhibit "F")

SIGNED AS A BINDING CONTRACT:
For the LANDLORD                For the TENANT
JLM & Associates, LLC                D3 Technologies, Inc.
By:                            By:
J. L. Mitchell                    Name: Richard L. Johnson
Title: President, D3 Technologies

STANDARD PROVISIONS
PART A. PROPERTY AND POSSESSION

1.Premises. The Premises will be finished, renovated, or redecorated by LANDLORD only if a “Finish Rider” (Exhibit D) is attached and only as stated expressly in such attachment. Any dimensions on any attached layout are approximate unless labeled “exact.” If there is no Finish Rider attached, the Premises are demised “as is,” confirming TENANT inspected the Premises and the Property, and determined, to TENANT’S satisfaction, that the Premises and the Property are free of any defects, obvious or hidden, and suitable for TENANT’S occupancy for the Permitted Use. The “leasable square footages” identified in this Lease are used only to determine TENANT’S Share (as hereinafter defined) of the Property’s operating expenses, not the actual dimensions of the Premises or the Property.
2.Common Areas. This demise includes a non-exclusive license to use, in common with other tenants of the Property and other persons authorized by LANDLORD, all of the Property’s common areas, as they from time to time exist, for their respective intended purposes during the term of this Lease. Exclusive use rights for any common areas are separately negotiated and must be set forth in any “Special Provisions” attached. LANDLORD may grant such exclusive use rights to other tenants of the Property, and also may establish such easements, restrictions, and other encumbrances upon the common areas as LANDLORD considers appropriate, so long as the common areas, taken as a whole and in LANDLORD’S reasonable determination, are sufficient for their intended purposes as to TENANT.
3.Preparation. If the Premises are not occupied by any existing TENANT, TENANT has a right of entry to the Premises before the Commencement Date to prepare them for TENANT’S occupancy, at TENANT’S risk, so long as (i) LANDLORD is notified in advance of each entry, and, if applicable, (ii) no such entry will delay or otherwise interfere with LANDLORD’S preparing the Premises for TENANT’S occupancy. TENANT’S entry into the Premises prior to the Commencement Date shall be subject to all of the terms and conditions of the Lease, except for the payment of Basic Rent or Additional Rent.
4.Delay. If LANDLORD cannot deliver possession by the stated Commencement Date for any reason not caused by TENANT, the Commencement Date will be extended for a reasonable time to permit LANDLORD to deliver possession as required by this Lease, so long as LANDLORD proceeds in good faith and with reasonable diligence. Illustrative reasons for delay include, without limitation, the failure of any existing TENANT to surrender the Premises as required by such TENANT’S lease, unavailability of materials, labor activities, adverse weather, and acts of any sovereign, including inspection delays. The Expiration Date will be extended by a like amount of any extension of the Commencement Date. Notwithstanding the foregoing, in the event that LANDLORD has failed to deliver the Premises to TENANT within sixty (60) days of the stated Commencement Date on the Summary Page for reasons other than those caused by TENANT, TENANT shall have the right to terminate this Lease immediately upon written notice to LANDLORD and neither party shall have any further liability hereunder.
5.Remedies. Except as otherwise set forth above, TENANT’S exclusive remedy for any reasonable delay is to abate any rent for the period of delay. TENANT has no right of abatement or termination for any delays caused by TENANT.
6.Commencement. Unless the Commencement Date is extended as provided in Paragraph A.4 above, it is the earlier of: (i) the stated Commencement Date on the Summary Page, or (ii) the date TENANT opens for business on or from the Premises. If extended, then the Commencement Date is the earliest date on which any of the following occurs: (i) LANDLORD tenders possession as required by this Lease, or (ii) TENANT opens for business on or from the Premises, or (iii) if a certificate of occupancy is required for TENANT’S possession because of any finish or renovation required to be performed by LANDLORD, satisfactory final inspection of such work by the applicable sovereign.
7.Acceptance. TENANT’S taking possession of the Premises is (i) an acceptance of the Premises and the Property for all purposes, and (ii) an acknowledgment that the Premises are free of any defects, obvious or hidden, and suitable for TENANT’S occupancy for the Permitted Use, subject only to any punch list items mutually agreed to in writing by LANDLORD and TENANT on or before the Commencement Date. Provided the Premises are free of any material defects and LANDLORD has completed all improvements in the Premises pursuant to the terms of the Finish Rider, TENANT’S failure or refusal to accept possession on the Commencement Date is an Event of Default (as herein defined) and the Commencement Date shall be deemed to have occurred as of the date of such refusal.
8.Term. The term of this Lease begins on the Commencement Date and ends at midnight on the Expiration Date, unless sooner terminated as provided in this Lease. As used in this Lease, the “term of this Lease” or “term of this demise” shall each mean the period from the Commencement Date to the Expiration Date, or any earlier termination date. TENANT upon demand will execute and deliver to LANDLORD, and any other party directed by LANDLORD, a written certificate confirming the Commencement Date, TENANT’S acceptance of the Premises, and any other information reasonably requested by LANDLORD. If TENANT fails to do so, LANDLORD’S certification to TENANT of the Commencement Date and TENANT’S acceptance will be conclusive.
9.Compliance. Suitability of the Premises for the Permitted Use, and conformity of the Permitted Use to all zoning and other legal requirements, at all times is TENANT’S responsibility. If, because of any legal requirement, the Permitted Use requires any renovations or alteration to the Property that LANDLORD is not required to make under this Lease, or will violate any zoning or other legal requirements conforming status applicable to the Property, LANDLORD may elect to terminate this Lease before the Commencement Date, any Security Deposit received by LANDLORD will be returned to TENANT without interest, and all rights and liabilities arising under this Lease will then terminate. After the Commencement Date, TENANT will not make, permit, or suffer any use, activity, alteration, or improvement of or to the Premises, or on or about the Property, that, under any governmental requirement, will require any renovations, alterations, or improvements by LANDLORD to any of the Property, or violate any zoning or other legal requirement applicable to the Property or its use. Without limiting the foregoing, such Permitted Use shall exclude any use that would cause the Premises or the Property to be deemed a “place of public accommodation” under the Americans with Disabilities Act.
10.Use. TENANT will use the Premises only for the Permitted Use. No outside sales or storage (including vehicle storage) is or are permitted. TENANT will comply with, and will not violate, any legal requirement applicable to TENANT’S use of the Premises. TENANT will not make, permit, or suffer any use, activity, or condition on or about the Premises or the Property that (i) is a hazard, unreasonable disturbance, or nuisance to any person, including any other TENANT of the Property, or (ii) results in any unreasonable emissions of smoke, fumes, noise, radioactivity, microwaves, or other toxic materials. TENANT will not permit the Premises or the Property to be used for any illegal activity.
11.Quiet Enjoyment. So long as no Event of Default occurs and is continuing, LANDLORD warrants that TENANT throughout the term of this Lease will have exclusive possession of the Premises, without any unreasonable interference by LANDLORD, or any persons claiming by, through, or under LANDLORD, including any mortgagee of LANDLORD’S interest in the Property.
12.Surrender. Upon the expiration or any earlier termination of this Lease, TENANT will surrender the Premises peaceably to LANDLORD in a sound, safe, sanitary, serviceable, reasonably attractive, and “broom clean” condition, and otherwise in substantially the same condition as received, subject only to (i) the effects of any casualty that TENANT is not required to restore by this Lease, (ii) any installations complying with the requirements of this document, and (iii) deterioration from reasonable use. Except for any termination permitted under this Lease because of casualty, TENANT’S failure to surrender the Premises as required by this paragraph is an immediate Event of Default.
13.Hazardous Materials.
(a)TENANT, its subtenants, agents, employees, contractors, or invitees, shall not place, use or dispose of any Hazardous Substance (as hereinafter defined) on, under, in or about the Property, including the Premises, in violation of Applicable Environmental Laws (as hereinafter defined), or in excess of commercial quantities for similar uses in similar premises. TENANT shall indemnify, defend, protect and hold LANDLORD harmless from any and against all actions, fines, penalties, costs (including reasonable attorneys’ fees and costs through all proceedings, trials, appeals and collection proceedings) or losses due to claims, actions, investigations, remediations, cleanup actions, monitoring or other matters involving the use of the Property, including the Premises, by TENANT or any of its subtenants, agents, employees, contractors, or invitees. In the event LANDLORD exercises its rights under this paragraph of the Lease, LANDLORD shall promptly deliver to TENANT notice of such exercise, together with all information and written material available to LANDLORD relating to such claim. LANDLORD shall, if notified by TENANT of TENANT’S election to do so within fifteen (15) days of the date of such notice of a claim, permit TENANT to defend in the name of LANDLORD any claim in any appropriate administrative or judicial proceedings and take whatever actions may be reasonably requested of LANDLORD to permit TENANT to make such defense or take any necessary action, and all of the foregoing shall be done at TENANT’S sole cost and expense. In the event TENANT defaults or refuses to perform its obligations hereunder, LANDLORD shall be entitled to take any necessary action to protect its interest hereunder in the interest of the Property, including, without limitation, conducting such defenses, settlements or compromises deemed appropriate, in LANDLORD’S sole and absolute discretion, and TENANT shall remain fully liable for the costs, including any fines, penalties and reasonable attorney’s fees and costs, relating to or in any way arising from any such loss, investigation, remediation, claim, defense or other action.
(b)LANDLORD and its agents shall have the right to inspect the Premises and the Property for the purposes of ascertaining TENANT’S compliance with its obligations under this paragraph. In the event of an actual, or suspected spill, or mishandling of Hazardous Substances or suspected violation of Applicable Environmental Law, TENANT shall immediately inform LANDLORD in writing. Such notice shall identify the Hazardous Substances involved, the emergency procedures taken, and all other material information.
(c)As used herein, the term “Hazardous Substances” shall mean any substance, material, mixture, petroleum, petroleum product, solution, waste, chemical or pollutant that is now or hereafter listed, defined, characterized or regulated as hazardous, toxic or dangerous under or pursuant to any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local governmental authority having jurisdiction over the Premises or its use or operation, including, without limitation (a) any substance, material, or pollutant listed, defined, characterized or regulated as hazardous, toxic or dangerous under Applicable Environmental Law, (b) petroleum, petroleum derivatives, or by-products, and other hydrocarbons, (c) polychlorinated biphenyls (pcb’s), asbestos and urea formaldehyde, and (d) radioactive substances, materials or waste.
(d)As used herein, the term “Applicable Environmental Law” shall mean (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq. (“CERCLA”); (b) the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.(“RCRA:); (c) The Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq.; (d) the Clean Air Act, 42 U.S. C. §§ 7401 et seq.; (e) the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1471 et seq.; (0 the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; (g) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §§ 11001 et seq.; (10 any amendments to the foregoing Acts as adopted from time to time; (i) any rule, regulation, order, injunction, judgment, declaration or decree implementing or interpreting any of the foregoing Acts, as amended; and (j) any other federal, state, and local statute, law, ordinance, rule, regulation, order or decree, regulating, relating to, interpreting or imposing liability or standards of conduct concerning any Hazardous Substances now or hereafter in effect.
(e)With respect to any such Hazardous Substances, TENANT shall:

(1)
Within five (5) days of LANDLORD’S request, submit written reports to LANDLORD regarding TENANT’S use, storage, treatment, transportation, generation, disposal or sale of Hazardous Substances and provide evidence satisfactory to LANDLORD of TENANT’S compliance with the Applicable Environmental Law; and

(2)	Comply with all Applicable Environmental Law.
(f)LANDLORD represents and warrants, to the best of its knowledge, that there has not been any release of Hazardous Substances nor has there been any storage, treatment, use, disposal, release or threatened release of any Hazardous Substance on the Premises prior to the term of Lease or any extension of it.    LANDLORD shall
(g)indemnify, defend, protect and hold TENANT harmless from any and against all actions, fines, penalties, costs (including reasonable attorney’s fees and costs through all proceedings, trials, appeals and collection proceedings) or losses due to claims, actions, investigations, remediations, cleanup actions, monitoring or other matters involving the use of the Property, including the Premises, prior to the Commencement Date of this Lease.
PART A.MONETARY OBLIGATIONS
1.Basic Rent. The Basic Rent is paid in monthly installments, in advance and without demand, deduction, or offset. The first installment is due by the Commencement Date. The next installments are due on the first day of each month after the Commencement Date throughout the term of this Lease. If the Commencement Date, Expiration Date, or any earlier termination date does not fall on the first or last day of a calendar month, then the installment for each such month is prorated on a daily basis.
2.Additional Rent. Under this Lease, “Additional Rent” shall mean any amounts, liabilities, or obligations, including without limitation, TENANT’S Share (as hereinafter defined), and any other costs and expenses payable by TENANT to LANDLORD under this Lease, except for Basic Rent and Liquidated Damages (as hereinafter defined). The term “rent,” as used in this document, shall mean Basic Rent and Additional Rent, as all of TENANT’S obligations under this Lease are mutual and dependent covenants.    Without limitation,
3.LANDLORD has the same rights and remedies with respect to TENANT’S Share of any Additional Rent as for the Basic Rent. Any Additional Rent is prorated as of the Commencement Date and the Expiration Date, or any earlier termination date, unless this Lease expressly provides otherwise.
4.Option to Extend Term. TENANT shall have the right and option to extend the term for two (2) additional periods of sixty (60) months each on the same terms and conditions as are set forth herein except that Basic Rent for any renewal term shall be an amount equal to ninety percent (90%) of the fair market rental value for similar Premises in the same geographic region as Premises.
5.Payment. All payments to LANDLORD are deemed received only when collected in legal tender of the United States of America. Any such payment not made by United States legal tender is received subject to collection. If any such payment is not so collected, it is not “made,” “paid,” or “received” for any purpose, including accrual of any interest. What commonly is called “immediately available funds” is equivalent to legal tender. All rent is paid at LANDLORD’S address on the Summary Page or as hereinafter designated by LANDLORD in writing.
6.Default Interest. Any payment to LANDLORD not received within fifteen (15) days after it is due bears interest, from its original due date through the date received by LANDLORD in legal tender, at the lesser of: (i) the annual rate of 10%, calculated on the basis of a 365-day year for the number of days actually outstanding, or (ii) the maximum annual rate permitted by any applicable usury law of the state where the Property is situated. Any advances properly made, or costs or expenses properly paid, by LANDLORD after any Event of Default bear such interest from the respective dates of advance or payment, as the case may be.
7.Late Charge. LANDLORD may impose a late charge, due on demand, of not more than five (5) percent of any installment of rent that is not received within seven (7) days after it is due. Any such late charge is in lieu of interest on such installment as described above in Paragraph B.5, but it otherwise is in addition to, and does not waive, limit, or otherwise impair, any other right or remedy of LANDLORD.
8.Security Deposit. Intentionally Waived
9.Application. Intentionally Waived
10.Basic Rent Increase. Intentionally Waived
11.Payment. Intentionally Waived
12.TENANT’S Share. TENANT will pay to LANDLORD TENANT’S Share of the total dollar amount of LANDLORD’S operating expenses for the Property, determined according to LANDLORD’S accounting practices and the terms of this Lease. “TENANT’S Share” is determined by dividing the Premises Leasable Square Footage by the Property Leasable Square Footage and will be adjusted for any material change in such square footages resulting from any expansion, consolidation, or diminution of the Property Leasable Square Footage, whether caused by any casualty, taking, or other event. The first payment under this paragraph is due on demand and payable along with the monthly Basic Rent. Such payments are estimated, in advance, as provided below. If any estimated amount is in effect on the Contract Date, it is set forth as the “Additional Rent” on the Summary Page of this Lease.
13.Operating Expenses: Defined as follows:
(a)Included Expenses. Means any costs and expenses incurred by LANDLORD for operating and maintaining the Property. It includes (i) all real estate taxes, charges, assessments, fees and payments levied or assessed, at any time, on the Property during the term of this lease by any public, governmental, or regulatory body, including those payable under any recorded covenants affecting the Property; (ii) insurance premiums; (iii) repairs (excluding the cost of repairs for which LANDLORD is solely responsible pursuant to Paragraph D.1); (iv) building and landscape maintenance and lighting (including any project signs, parkways, and medians on, adjoining, or serving the Property); (v) reasonable management fees (regardless of whether paid to LANDLORD or an affiliate of LANDLORD); (vi) common utilities serving the Property not separately metered or otherwise charged to a particular TENANT; (vii) reasonable general advertising and promotional expenses for the Property, (viii) any restoration costs to the extent of commercially reasonable deductible amounts for the Property’s insurance; (ix) compensation for any consultants or other professionals employed to review or contest the Property’s taxes, insurance costs, or other operating expenses; and (x) taxes, fees, and other exactions imposed upon or with respect to any of the foregoing by any sovereign, including any gross receipts taxes to the extent not paid by the Property’s tenants and not in lieu of, or direct credit against, LANDLORD’S state and federal income taxes or property taxes.
(b)Excluded Expenses. Excludes all of the following: (i) debt service and other payments with respect to any loan; (ii) LANDLORD’S state and federal income taxes; (iii) depreciation and other non-cash items; (iv) leasing commissions, architectural fees, and other direct expenses incurred to procure particular tenants for the Property, including improvements, equipment, fixtures, and other items installed to the requirements of a particular TENANT and any allowances or concessions provided to any TENANT; (v) any costs of any restoration that individually exceed commercially reasonable deductible amounts for the insurance coverage applicable to the Property; (vi) accounting fees and other professional services incurred by LANDLORD and costs of audits of any kind; (vii) renovations or other alterations required to conform the Property to any legal requirements or insurance requirements; (viii) costs incurred to make major repairs or replacements of any defective initial construction of the Property and related appurtenances regardless of how such costs are characterized under generally accepted accounting principles; (ix) legal expenses incurred in connection with the preparation or negotiation of leases, subleases, assignments or other lease-related documents with current, prior or prospective tenants or occupants of the Property; (x) marketing or advertising costs to solicit new tenants and the rental value or lost income to LANDLORD of any office space in the Property utilized for the leasing of the Property (as opposed to management of the

Property); (xi) wages, salaries, fees, and fringe benefits paid to administrative or executive personnel or officers or partners of LANDLORD not having direct day to day responsibility for operating or providing services to the Property; (xii) cost of repairs or other work occasioned by fire, windstorm or other casualty of an insurable nature or by the exercise of eminent domain; (xiii) costs incurred for alterations, replacements or improvements that would be considered capital improvements under sound accounting and management principles consistently applied, except current amortization of the capital improvement cost over the reasonable useful life of the improvement where such capital improvement is reasonably necessary to improve the operation or maintenance efficiency of the Property; (xiv) amortization of capital improvements except as expressly provided above; (xv) expenses in connection with services or other benefits of a type which are not provided or available to TENANT but which are provided to another TENANT of the Property or to some other third party; (xvi) costs incurred due to violation by LANDLORD or any TENANT of the Property of the terms or conditions of any lease; (xvii) LANDLORD’S general overhead except as it directly relates to the management and operation of the Property; (xviii) all items and services for which any TENANT reimburses LANDLORD or pays third persons and any cost that LANDLORD is responsible for under the terms of the Lease; (xix) costs for sculptures, paintings or other objects of art; (xx) ground lease rental payments; (xx) costs incurred in connection with the removal or clean-up of Hazardous Substances from the Property unless such costs of clean-up is the fault of TENANT; (xxi) costs incurred in connection with negotiations or disputes with tenants of the Property; and (xxii) any costs, fines or penalties incurred due to actual or alleged violations by LANDLORD of any governmental rule or authority.
Any operating expenses incurred by LANDLORD with respect to the Property and other properties owned or managed by LANDLORD will be apportioned to the Property on a commercially reasonable basis, provided such expenses are not part of LANDLORD’S general overhead and relate directly to the management and operation of the Property. Absent any other reasonable basis, such expenses will be apportioned in the ratio of the approximate leasable square footages contained in the respective properties.
14.Estimates. Each calendar year, LANDLORD will estimate TENANT’S Share of the operating expenses, based upon actual and projected operating results from the Property. If any amount is estimated to become due, LANDLORD will so notify TENANT. The estimated amount will be payable monthly, in advance and without demand, together with the Basic Rent, beginning the first month after TENANT is given at least fifteen (15) days advance notice of the amount, and will continue until re-estimated under this paragraph. Such estimated amounts will be reconciled with the actual operating expenses from the Property within ninety (90) days after the end of each calendar year. Any excess in TENANT’S favor will be credited against the next ensuing payments or refunded to TENANT, at LANDLORD’S option. Any excess in LANDLORD’S favor will be due within fifteen (15) days of TENANT’S receipt of an invoice from LANDLORD. If the actual operating expenses from the Property materially exceed LANDLORD’S estimate during any fiscal quarter, then LANDLORD, upon not less than fifteen (15) days advance notice, may increase the monthly payments (i) to amortize the amount of the deficiency over the number of months then remaining in the fiscal quarter, and (ii) to cover any anticipated continuing increase.
15.Verification. LANDLORD must maintain accurate and separate books and records to substantiate LANDLORD’S operating expenses for the Property, which must be available for inspection by TENANT upon reasonable advance notice. TENANT may require an audit, at TENANT’S expense, of LANDLORD’S books and records for the Property to determine if any amounts paid by TENANT were based upon a material overstatement of the actual operating expenses for the Property. Any variance determined by such audited results will be accounted between the parties, with any difference due either party paid within thirty (30) days after demand. If TENANT’S Share of operating costs was overstated by more than ten percent (10%), LANDLORD shall pay to TENANT its reasonable costs and expenses incurred in connection with the audit, which costs and expenses shall not be recoverable in an amount greater than TENANT’S Share of said overstatement. LANDLORD to provide sufficient details of operating expenses at year end to justify CAM costs.
16.Contesting Taxes. LANDLORD agrees to use its reasonable and affirmative best efforts to contest any tax, fee or assessment wholly or partially paid or reimbursed by TENANT to the same extent as LANDLORD would contest the same if LANDLORD had paid the tax, fee or assessment itself without reimbursement. LANDLORD shall reimburse TENANT for TENANT Proportionate Share of any and all amounts recovered by LANDLORD as a result of such contest.
17.Other. TENANT will pay when due the following costs and expenses related to TENANT’S use of the Premises:
(a)Utilities. Any electrical, telecommunications, natural gas, refuse collection, and other utilities furnished to the Premises,, which utilities are separately metered and invoiced directly to TENANT by the utility company
(b)Increase. Any increase in taxes, insurance premiums, and other operating expenses for the Property that are attributable to any use, activity, or installation by TENANT within or with respect to the Premises. Illustrative items include any property tax increase attributable to any leasehold improvements made by TENANT, insurance charges for any extra-hazardous use of the Premises made by TENANT, charges for common utilities resulting from abnormal consumption or use by TENANT, and increased maintenance costs for any of the Property’s common areas resulting from TENANT’S overuse.
(c)Damage. Any costs of restoring any damage to the Property, including the Common Utility systems, caused by TENANT or any person subject to TENANT’S right of control or actual control.
(d)TENANT Taxes. Any taxes assessed with respect to (i) any of TENANT’S personal property, tangible or intangible, including any of TENANT’S inventory and equipment; (ii) TENANT’S exercise of any taxable privilege on, from, or with respect to the Premises; (iii) occupational license, franchise, or other fees payable with respect to any activity conducted by TENANT on or from the Premises; and (iv) the rent, except LANDLORD’S state and federal income taxes.
(e)TENANT Work. Any charges for labor, services, or materials performed, rendered, or delivered, as the case may be, pursuant to a contract with TENANT (express or implied, written or oral) for maintaining, restoring, or improving the Premises, or any item fabricated by TENANT on the Premises.
(f)Liens. Any lien, or claim of lien, asserted against any interest in the Property by, through, under, or against TENANT.
(g)Violations. Any fines or other penalties, and any charges or other costs, incurred by LANDLORD because of TENANT’S violation of any legal requirement, including (i) any building, safety, or other code violation; (ii) TENANT’S failure to maintain adequate workmen’s compensation or similar insurance required with respect to TENANT’S activities conducted on or from the Premises; and (iii) TENANT’S failure to comply with any zoning or other legal requirement applicable to TENANT’S use of the Premises, including the Permitted Use. TENANT’S liability under this subparagraph includes both the costs of correcting any violation of any legal requirement and any costs incurred by LANDLORD in defending, compromising, or discharging any enforcement proceeding instituted against LANDLORD or the Property, or both, because of any such violation.
Any payments to LANDLORD under this Paragraph B.16 are due and payable within Thirty (30) days of TENANT’S receipt of an invoice from LANDLORD accompanied by evidence that the expense was incurred.

18.Brokerage Commissions. LANDLORD and TENANT each represents and warrants to the other that there are no brokers, finder’s fees or any real estate commissions due to any broker, agent or other party in connection with the negotiation or execution of this Lease or on behalf of either of them, except for commissions owed to CBRichard Ellis The Furman Co. (the “Broker”) by LANDLORD. LANDLORD and TENANT hereby agree to indemnify and hold the other harmless from and against any and all costs, expenses, liabilities, causes of action, claims or suits by any party for compensation, commissions, fees or other sums claimed to be due or owing with respect to the representation of LANDLORD or TENANT as applicable, in effecting this Lease other than for commissions to be paid by LANDLORD to the Broker.
PART B.INSTALLATIONS
1.Fixtures. TENANT may install within the interior of the Premises such fixtures, equipment, and other personal property as are reasonably necessary, convenient, or desirable for conducting TENANT’S normal business operations, so long as each such installation complies with all express requirements of this Part C and LANDLORD is notified and approves in advance of any installation that will be attached to the Property. So long as no Event of Default is continuing, TENANT may remove any of TENANT’S property from the Premises. TENANT will remove all such property, and restore any resulting damage to the Property, upon the expiration or any earlier termination of this Lease. TENANT’S failure to remove such property and restore the Property upon the expiration or earlier termination of the Lease is an immediate Event of Default. Any of TENANT’S property remaining on the Premises at any such expiration or earlier termination will become LANDLORD’S property, at LANDLORD’S option; or LANDLORD may elect to remove any such property, and restore any resulting damage to the Property, at TENANT’S expense.
2.Alterations. TENANT may not install any interior alterations or improvements to the Premises without LANDLORD’S advance written consent, which will not be unreasonably withheld or delayed so long as (i) the fair rental value of the Property will not be materially diminished; (ii) LANDLORD’S operating expenses for the Property will not be increased; (iii) TENANT agrees to remove such installation and restore the Property upon the expiration or any earlier termination of this Lease, if requested by LANDLORD prior to the alteration or installation of the improvement; (iv) TENANT furnishes such plans, specifications, and samples as LANDLORD reasonably may require; and (v) TENANT otherwise complies with all applicable requirements of this Part C. Any such installation is a leasehold improvement, to become LANDLORD’S property upon the expiration or any earlier termination of this Lease, unless LANDLORD elects otherwise prior to the alteration or installation of the improvement. Any exterior or structural alterations are prohibited, as are any alterations to any demising wall.
3.TENANT Work. Any fixture, alteration, or other installation made by TENANT within or affecting the Premises, including any sign or display, must be completed with reasonable diligence and in a workmanlike manner, consistent with accepted industry practices, any applicable legal requirements and insurance requirements, and such standards as LANDLORD may from time to time establish for the Property. No such installation may affect adversely the structural integrity of the Property, the usefulness of any of its utility, mechanical, and other systems, or the usefulness of any demising wall. TENANT must protect the Property from damage by water, vandalism, and other casualty resulting from, or occurring during the course of, any such installation. LANDLORD summarily may remove any installation begun or made in violation of the express requirements of this Lease, without waiving, limiting or otherwise impairing any other right or remedy.
4.Conditions. As a condition precedent to any installation by TENANT, TENANT shall furnish proof of adequate insurance coverage, protecting the Property, LANDLORD, and the installation, and adequate security for any of the following: (i) restoring any damage to the Property resulting from such installation; (ii) payment of any claims for labor, services, or materials furnished, rendered, or delivered in connection with such installation; (iii) completing such installation in compliance any applicable legal requirements, insurance requirements, and any plans and specifications approved by LANDLORD; and (iv) if applicable, removing such installation, and restoring the Property, upon the expiration or any earlier termination of this Lease. TENANT’S failure to furnish proof of such insurance shall in no way relieve TENANT of such insurance obligations.
5.Signs. Any sign or display visible from the exterior of the Property must be approved by LANDLORD in advance, which approval will be given only if and so long as any such sign or display strictly conforms to LANDLORD’S signage plan for the Property. TENANT will be permitted one identification sign on the front building fascia above TENANT’S entranceway, if it complies with such plan; but any other signage rights for the Property are separately negotiated and must be set forth in any “Special Provisions” attached.
PART C.REPAIR AND RESTORATION
1.LANDLORD’S Obligations. LANDLORD, at its sole expense, shall make all necessary repairs to the footings, foundation, structural steel columns-, exterior walls and girders forming a part of the Premises, provided that LANDLORD shall not have responsibility to make any repair until LANDLORD receives written notice of the need for such repair and LANDLORD confirms such repair is necessary. LANDLORD represents and warrants that the Property contains no structural defects and requires no major repairs or replacements, all building systems are in good working order at the time of TENANT’S occupancy, and the Property is served by all utilities necessary for the operation thereof as typical office space of similar type and kind. -Additionally, TENANT’S liability to repair the HVAC systems shall be limited to no more than One Thousand Five Hundred ($1,500.00) Dollars annually for the term of the lease. Should an HVAC unit require replacement during the term of the lease, LANDLORD shall replace the unit at its sole expense as a capital expense for the Property. Subject to the limitations set forth in this Section D.1, LANDLORD, at TENANT’S sole expense, shall maintain and repair the HVAC systems appurtenant to the Premises. LANDLORD also maintains the Property’s Common Utility systems, and, other systems that do not serve the Premises exclusively, and makes all necessary repairs to the roof, grounds, and common areas, the costs of which are an operating expense, payable by the TENANT in its TENANT’S Share. “Walls” excludes windows, glass, plate glass, doors, custom storefronts, and entry areas. Unless this Lease is terminated due to any casualty or taking, LANDLORD, as and when necessary, (i) restores the Property’s roof, foundation, exterior walls, common systems, and common areas, and (ii) restores any improvements, equipment, and installations within or serving the Premises, except those installed by TENANT or by LANDLORD for TENANT’S account. Notwithstanding the foregoing, LANDLORD is not obligated to restore any damage caused by TENANT.     Reasonable advance written notice is an absolute condition precedent to
2.LANDLORD’S duty to maintain, repair or restore. LANDLORD’S liability for any unjustified failure to maintain, repair or restore the Premises or the Property, as required by this paragraph, is limited to the costs of performing such maintenance, reparation or restoration, as LANDLORD is not liable for any consequential loss or damage.
(a)TENANT’S Right to Self-Cure: TENANT reserves the right to contract for repair work not performed or scheduled by LANDLORD within three (3) business days of defect or repair notification to LANDLORD in writing. Should LANDLORD fail to pay the invoice, TENANT may pay the invoice and abate the payment amount on subsequent rent payment(s) until the payment amount has been satisfied.
3.TENANT’S Obligations. Except for work that expressly is LANDLORD’S responsibility under the previous paragraph, TENANT (i) maintains the Premises, including any leasehold improvements, fixtures, equipment, and other installations, in a safe, sound serviceable, and reasonably attractive condition, and (ii) restores the Premises and any leasehold improvements, fixtures, equipment, and other installations, as and when necessary. Unless this Lease is terminated because of any casualty or taking, as expressly provided in this Lease, TENANT promptly will undertake any required maintenance or restoration and pursue it diligently and continuously to completion. The conditions applicable to TENANT’S installations apply to any such work that requires any substantial construction activities on or about the Premises. TENANT’S maintenance and restoration include:

(a)Interior. Floor coverings, wall coverings (including painted surfaces), finished ceilings, and termite & pest extermination.
(b)Systems. All plumbing, electrical, and mechanical equipment, fixtures, and systems serving the Premises exclusively, including any exterior lighting serving the Premises exclusively.
(c)Damage. Restoring any damage to the Property caused by TENANT, or any person subject to TENANT’S right of control or actual control, or resulting from TENANT’S occupancy.
(d)Entries. Windows, glass, plate glass, doors, custom storefronts, and entries, including any loading doors and related equipment, fixtures, and appurtenances, such as dock boards and bumpers.
(e)Debris. Removal from the Property of trash, debris, and materials accumulated in connection with any activity of TENANT on or about the Premises.
4.Casualty. If the property or premises should be substantially destroyed by fire or other casualty, LANDLORD or TENANT may, at their option, terminate this Lease by giving written notice thereof within thirty (30) days of such casualty. In such event, the Rent shall be apportioned to and shall cease as of the date of such casualty. If LANDLORD or TENANT does not exercise this option, then the Property shall be reconstructed and restored by LANDLORD, at LANDLORD’S expense, to substantially the same condition as prior to the casualty, and in the event TENANT’S business is substantially interrupted, Rent shall abate as set forth in Paragraph D.5 below.
5.Restoration. Provided neither party has terminated the lease in accordance with paragraph D.3, LANDLORD will have a reasonable time not exceeding Two Hundred Ten (210) days from the date of the casualty to complete any restoration required or elected by LANDLORD, so long as LANDLORD undertakes it promptly and pursues it diligently and continuously to completion. If the Premises are not restored within Two Hundred Ten (210) days after the occurrence, TENANT, to the exclusion of any other rights or remedies, may elect to terminate this Lease without further liability. The foregoing time period will be extended for any delays resulting from any circumstances beyond LANDLORD’S control, but not exceeding a total of Sixty (60) days in any event.
6.Abatement. If, because of any casualty, TENANT’S normal business activities cannot be conducted within or from the Premises in substantially the same fashion as conducted immediately before the occurrence, then the rent will abate during the period of restoration in a fair and equitable manner, proportionate with the degree of interference with TENANT’S normal business operations, as conducted immediately before the occurrence.
7.Taking. If, as a result of any taking, the Premises no longer can be used for TENANT’S normal business operations, as conducted immediately before the taking, and TENANT so certifies in good faith to LANDLORD, then TENANT may elect to terminate this Lease and surrender possession as otherwise required by this Lease, without further liability, and effective as of the date of the taking, or TENANT’S surrender of possession, whichever is later. LANDLORD also may terminate this Lease if, as a result of any taking, LANDLORD determines that the continued operation of the Property is not economically feasible and so certifies to TENANT in good faith. In all other events, this Lease will continue notwithstanding any taking.
8.Proceeds. TENANT has no claim, right, title, or interest in or to any proceeds of any physical damage, business interruption, or rental loss insurance maintained by LANDLORD with respect to the Property. TENANT has no right or remedy with respect to any proceeds payable in connection with any taking affecting the Property, except TENANT may recover any items of consequential damage, such as business interruption and relocation expense, that may be awarded separately from, and which do not reduce, the award to LANDLORD for the Property.
PART D.GENERAL COVENANTS
1.Services. TENANT will obtain, pay for, and indemnify LANDLORD with respect to any electrical, natural gas, climate control, janitorial refuse collection, security, telecommunications, and other services required for the Premises. LANDLORD furnishes only the common utilities. LANDLORD is not responsible for any unintentional interruption of any services, provided such interruption is not the result of LANDLORD’S gross negligence, willful misconduct or breach of this Lease. LANDLORD may interrupt such services as required for repairs, inspections, construction activities, and other legitimate business purposes, provided that LANDLORD shall take all reasonable steps to avoid interfering with the operation of TENANT’S business in the Premises. LANDLORD does not contemplate furnishing manned or other special security systems for the Property. TENANT solely is responsible for any security systems required by the nature of TENANT’S business and will indemnify LANDLORD against any claims because of any failure to furnish such systems. LANDLORD shall maintain its existing exterior lighting and lighting schedule of dusk to 10:00 PM and 5:00AM to dawn, but shall not be required to furnish any additional exterior illumination, nor shall it be required to extend the hours of illumination.
2.Regulations. LANDLORD from time to time may establish, change, and enforce uniform, commercially reasonable rules and regulations with respect to the Property and any activities conducted on or about the Property. Without limitation, LANDLORD may regulate the time and place of deliveries to and from the Property, the use of the Property’s parking and other common areas, and such other matters as LANDLORD determines are necessary, convenient, or desirable to maintain the Property as a first class facility. TENANT will comply with all rules and regulations within ten (10) days after notice, unless LANDLORD permits a longer time in which to achieve compliance. TENANT’S willful failure to comply after the relevant notice and cure period shall be an immediate Event of Default. Notwithstanding the foregoing, LANDLORD shall not discriminate against TENANT in the enforcement of any rules and regulations.
3.Entry. LANDLORD has a reasonable right of entry to the Premises for any lawful purpose, including inspections, maintenance, restoration, and removal of any installation made in violation of the express requirements of this Lease, provided that LANDLORD provides TENANT with twenty-four (24) hours advance notice and takes all reasonable steps necessary to minimize disruption with the operation of TENANT’S business in the Premises. LANDLORD may enter the Premises during normal business hours for construction activities relating to maintenance, restoration, and renovation of the Property. LANDLORD also may so enter to exhibit the Premises to actual or prospective purchasers, mortgagees, and tenants. LANDLORD has retained duplicate passkeys to the Premises. TENANT may change the lock to the Premises, so long as (i) the changed locks are at least as secure as the originals, and (ii) LANDLORD immediately is furnished duplicate passkeys to the new or additional locks. “Lock” and “passkey” are to be interpreted in the broadest sense to include, respectively, any installation, device, or system that secures the Premises against unauthorized entry, and the means for opening, accessing, or defeating each such installation, device, or system, as the case may be.
4.Subordination. TENANT’S interest in the Property is and at all times will remain subject, subordinate, and inferior to the lien and other security of any mortgages encumbering LANDLORD’S interest in the Property now or in the future. _Within ten (10) days after demand, TENANT will execute & deliver such assurances of the subordination as the holder of any such mortgage may require, provided that the holder of any such mortgage shall have agreed in writing, and shall be bound thereby, to honor all of TENANT’S rights under this Lease, including, without limitation, TENANT’S rights of quiet and exclusive use and enjoyment of the Premises.
5.Indemnity. LANDLORD is not liable for any damage, injury, or death of or to any person or property unless caused by the gross negligence or willful misconduct of LANDLORD. TENANT will indemnify and hold LANDLORD harmless from and against:
(a)Injury. Any injury or damage to, or the death or destruction of, any person or property arising from or in connection with TENANT’S possession, use, installation, maintenance, restoration, alteration, or improvement of the Premises, or any activity conducted, or condition created, upon or from the Property by TENANT during the term of this Lease.
(b)Violations. Any violation by TENANT of any provision of this Lease, any legal requirement, or any insurance requirement during the term of this Lease.

(c)Contests. Any claim, proceeding, or contest by TENANT in connection with any insurance proceeds or settlement, or any award for taking.
TENANT will defend any action, suit or proceeding brought against LANDLORD or the Property because of any such occurrence by counsel reasonably acceptable to LANDLORD. TENANT’S obligations under this paragraph survive the expiration or any earlier termination of this Lease as to claims based upon any occurrence, or condition created by TENANT before the termination date. Nothing in this Lease requires TENANT to indemnify LANDLORD with respect to any willful or intentional acts of LANDLORD, or of LANDLORD’S agents, employees, or contractors. As used in this paragraph, “TENANT” includes persons acting for or on behalf of TENANT, its subtenants, agents, employees, contractors, and invitees.
LANDLORD will indemnify and hold TENANT harmless from and against any injury or damage to, or the death or destruction of, any person or property arising from or in connection with (i) LANDLORD’S installation, maintenance, restoration, alteration, improvement of the Premises, or any activity conducted, or condition created, upon or from the Property by LANDLORD during the term of this Lease; (ii) any violation by LANDLORD of any provision of this Lease, any legal requirement, or any insurance requirement during the term of this Lease. As used in this paragraph, “LANDLORD” includes persons acting for or on behalf of LANDLORD, its agents, employees, contractors, and invitees.
6.Liens Generally. TENANT will not create, or permit to be created or to remain, and will discharge or bond against, any lien, encumbrance, or adverse claim to or against the Property, LANDLORD, or the rent that arises, or is asserted to arise, by, through, under, or against TENANT. Without limitation, TENANT will transfer any such lien, encumbrance, or claim to substitute security in the manner permitted by applicable law upon demand. If TENANT fails to make ally such transfer, LANDLORD, without waiving, limiting, or otherwise impairing any other right or remedy, may make it at TENANT’S expense.
7.Mechanic’s Liens. Any lien for any labor, services, or materials performed, rendered, or delivered to the Property pursuant to a contract with TENANT, or any person other than LANDLORD, is limited to the interest in the Property, if any, of the person contracting for such labor, services, or materials, as the case may be. LANDLORD’S interest in the Property is not subject to any lien or claim of lien for any such labor, services, or materials. TENANT has no power to authorize or contract on LANDLORD’S behalf for any such work or otherwise to subject LANDLORD or LANDLORD’S interest in the Property to any claim relating to any such work. TENANT will comply with any applicable requirements of any Mechanic’s Lien Law with respect to any work by TENANT that is or may be subject to its provisions.
8.Insurance Required. Without limiting, and as security for, TENANT’S indemnity contained in this Lease, TENANT will maintain general liability insurance with respect to the Premises in commercially reasonable amounts equaling or exceeding the Insurance Limits shown on the Summary Page of this Lease. TENANT also will maintain (i) workmen’s compensation insurance in the amount of TENANT’S full statutory liability, if any, and (ii) physical damage insurance with respect to any improvements, equipment, fixtures, and other installations TENANT is obligated to restore by the express provisions of this Lease. As and when required by LANDLORD for any installation, maintenance, or restoration by TENANT pursuant to the express provisions of this Lease, TENANT also will maintain physical damage insurance with respect to such work or installation, or both, as the case may be.
9.Policies. All insurers must be authorized to do business in the state where the Property is situated and well-rated by any recognized national rating organization. Except for workmen’s compensation insurance, any policies required to be maintained by TENANT will name LANDLORD as additional insured, as its respective interests may appear, will be reasonably satisfactory to LANDLORD, and may provide for commercially reasonable deductible amounts. Any insurance may be carried under blanket policies, so long as each policy provides a reserved amount for the Property so that the amount of insurance required by this Lease will be available notwithstanding any losses elsewhere. Any policies maintained by either

LANDLORD or TENANT with respect to the Property that do not name LANDLORD and TENANT as co-insured or additional insured at all times will carry a waiver of subrogation endorsement, as LANDLORD and TENANT mutually waive the benefit of subrogation by their respective insurers with respect to any loss occurring on, about, or with respect to the Property.
10.Certificates. Each policy required to be maintained by TENANT must (i) provide prior written notice to LANDLORD and any mortgagee of LANDLORD’S interest in the Property of suspension, cancellation, termination, modification, non-renewal, lapse, or material change of coverage, and (ii) not contain any provision relieving the insurer of liability for any loss because of the existence of other policies of insurance, regardless of collectability. LANDLORD, and any mortgagee of LANDLORD’S interest in the Property, at all times must hold satisfactory certificates, or original, duplicate, or certified policies, evidencing any insurance required to be maintained by TENANT. All property insurance certificates shall be in the form “Accord 27”. Prior to the expiration of any policy, TENANT will furnish LANDLORD and such mortgagees with similar evidence of its renewal. During any time that substantial construction may be in progress at the Property, any required physical damage insurance with respect to such construction must be in the form of builder’s risk completed value, non-reporting coverage, and otherwise in the form, content, and in such amounts as required by LANDLORD.
11.LANDLORD’S Insurance. LANDLORD will maintain in full force and effect at all times during the term of the Lease fire and extended coverage, vandalism and malicious mischief, and special extended perils, “all risks”, on the Property and the Premises in the amount equal to the full replacement cost thereof, public liability and broad form property damage insurance in an amount equal to the full replacement value of the property with combined single limit coverage with an insurance company licensed in South Carolina. Upon request, LANDLORD will furnish to TENANT with duly executed certificates of insurance evidencing the coverage as provided by all such policies. TENANT shall be named as an additional insured under LANDLORD’S public liability insurance.
12.Assignment. TENANT may not mortgage, pledge, or otherwise encumber its interest in the Property, this Lease, any sublease of the Premises, or any subrents. Any such mortgage, pledge, or encumbrance is voidable, at LANDLORD’S option, and an immediate Event of Default. TENANT may sublease the Premises or assign TENANT’S interest in this Lease only with LANDLORD’S advance written consent in each instance, which consent will not be unreasonably withheld, provided the following conditions are met:
(a)Subordination. Any sublease or assignment expressly is subject to the provisions of this Lease.
(b)Prepayments. No sublease permits the sub tenant to pay rent in advance for a period of more than one month.
(c)Impairment.    No such sublease or assignment alters, diminishes, or impairs any of TENANT’S obligations under this Lease, or any rights or remedies of LANDLORD.
(d)Business. Each such sublease or assignment is to an affiliated or successor entity of TENANT, with equal or greater net worth, that will conduct a business on or from the Premises that is substantially the same as, or reasonably related or incidental to, TENANT’S business, and will not increase the use of any of the Property’s common areas.
(e)Rent. Any increased rent, or consideration in lieu of rent, is paid to LANDLORD.
Notwithstanding LANDLORD’S consent to any sublease or assignment, all of TENANT’S obligations under this Lease continue as the obligations of a principal, and not a guarantor or surety, to the same extent as though no such assignment or sublease has been made. TENANT shall pay, within ten (10) days of receipt of an invoice, which shall not exceed $500.00, LANDLORD’S reasonable attorney fees and costs in connection with the review and documentation of any transfer, for which LANDLORD’S consent is requested.

13.Documentation. Simultaneously with any permitted assignment, the assignee must deliver to LANDLORD a written assumption of TENANT’S obligations under this Lease satisfactory to LANDLORD. Simultaneously with any permitted sublease, the sub tenant must acknowledge by a written instrument satisfactory to LANDLORD that such sublease in all respects is subject and subordinate to the terms and provisions of this Lease.
14.Reorganization. Notwithstanding anything set forth to the contrary in this Part E, TENANT may, with the consent of LANDLORD, which shall not be unreasonably withheld, assign this Lease or sublet all or any portion of the Premises (i) to any entity which controls, is controlled by or is under common control with TENANT, (ii) in connection with any merger or consolidation of TENANT, or (iii) in connection with a sale of all or substantially all of TENANT’S assets for a legitimate business purpose; however, TENANT shall remain fully liable on this Lease and shall not be released from performing any of its obligations hereunder, notwithstanding any such assignment or subletting..._LANDLORD will respond with affirmation or justification for any denial within fifteen (15) calendar days. If LANDLORD does not respond within fifteen (15) calendar days, LANDLORD will have been deemed to have consented.
15.Transfer of LANDLORD’S Interest. If LANDLORD shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of LANDLORD hereunder, then LANDLORD shall thereupon be released or discharged from all covenants and obligations hereunder and TENANT shall look solely to such successor in interest for performance of all of LANDLORD’S obligations. TENANT’S obligations under this Lease shall in no manner be affected by LANDLORD’S assignment hereunder; and TENANT shall thereafter attorn and look solely to such successor in interest as the LANDLORD hereunder.
16.Books and Records. To the extent LANDLORD’S consent to any subletting or assignment is required, within thirty (30) days from the written request of LANDLORD, TENANT shall furnish current financial statements, a balance sheet, a statement of income and expenses of the proposed subtenant or assignee and a statement of changes in financial position. All financial statements shall be confidential and shall be used only for financing, refinancing or sale of the Premises.
PART E.DEFAULT AND REMEDIES
1.Events of Default. Any of the following is an “Event of Default” under the Lease:
(a)Rent. TENANT’S failure to pay rent in full within ten (10) days after it is due, without notice or demand.
(b)Other Monetary. TENANT fails to pay any other sum of money required by this Lease within thirty (30) days after demand.
(c)General. Failure to comply with any other TENANT obligation under this Lease within 30 days after demand.
(d)Bankruptcy. TENANT files a petition in bankruptcy, or for a reorganization, arrangement, liquidation, or other relief pursuant to the National Bankruptcy Act or any similar law, federal or state, now or hereafter in effect, or files any other application seeking the benefit of any such law, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or suspends payment of its obligations, or takes any action to further any of the foregoing: or TENANT consents to the appointment of a receiver, trustee, liquidator, or other similar official of TENANT or the Premises, or both; or a petition, answer, or other application proposing an adjudication of TENANT as a bankrupt, or TENANT’S reorganization, arrangement, liquidation, or other relief pursuant to the National Bankruptcy Act or any similar law, federal or state, now or hereafter in effect, is filed in, and approved by, any judicial or administrative tribunal of competent jurisdiction and such order is not vacated or stayed within sixty (60) days from entry; or TENANT consents to the filing of any such application, or fails to deny its material allegations in a timely manner; or the occurrence of any of the events described in this subparagraph with respect to any assignee of TENANT or any guarantor of any of TENANT’S obligations under this Lease.

(e)Process. Execution or other process, judicial or administrative, issues by, through, under, or against TENANT with respect to TENANT’S interest in this Lease or the Premises, or both, and, within ten days thereafter, is not stayed, released, satisfied, or discharged, or provision made for its discharge according to its terms; or any such stay thereafter is vacated, released, or discharged for any reason, including affirmance on appeal, and such process then is not within ten days thereafter released, satisfied, or discharged, or provision made for its discharge according to its terms.
(f)Encumbrances. Any federal, state, or local tax lien, or any claim of lien for labor, services, or materials, or any other lien, encumbrance, or adverse claim of any nature whatsoever, including a lis pendens or other notice of pendency, is recorded, filed, or asserted against or with respect to the Property or the rent by, through, under, or against TENANT, or otherwise relates to an obligation that TENANT is required to perform under this Lease, and is not removed by payment or transferred to substitute security within ten days after demand.
(g)Transfer. Any transfer of TENANT’S interest in this Lease, or the Property, except in compliance with the requirements of this Lease, including any transfer by operation of law.
(h)Other. Any event occurs that expressly is an “Event of Default” under any provision of this Lease.
As used in this Lease, a “default” is any event that, with the passage of time or the giving of notice, or both, may become an “Event of Default” under this paragraph.
2.Remedies. If an Event of Default occurs, LANDLORD immediately may exercise any of the following rights and remedies, without notice or demand, in addition to any other rights or remedies, and in such order as LANDLORD may elect:
(a)Advances. Advance such monies, and take such other action, for TENANT’S account as reasonably may be required to cure or mitigate any default or Event of Default. Any such advance, and any cost or expense so incurred, bears interest as provided in this Lease.
(b)Re-entry. Terminate TENANT’S right to possession of the Premises, without terminating this demise or TENANT’S liability under this Lease and re-enter the Premises by lawful procedure for TENANT’S account. If LANDLORD elects such re-entry, LANDLORD will attempt in good faith to relet the Premises for TENANT’S account for such rent and upon such other terms and conditions as LANDLORD considers appropriate to reduce TENANT’S liability and minimize LANDLORD’S damage. LANDLORD is privileged to make installations, removals, maintenance, redecorating, renovations, and restorations to the Premises for such purpose. None of the foregoing actions waive, limit, or otherwise impair any other right or remedy of LANDLORD. TENANT instead will remain liable for any rent, interest, Actual Damages, and any difference between (i) the proceeds of any reletting, and (ii) the amounts LANDLORD would have received had TENANT fully performed TENANT’S obligations under this Lease through the Expiration Date. At any time during such re-entry or reletting, LANDLORD may elect to terminate this demise by written notice, as provided in the following subparagraph. TENANT has no claim to, and LANDLORD is not obligated to account to TENANT for, any surplus proceeds that may result from any reletting. Any proceeds of any reletting reduces TENANT’S liability only if, as, when, and to the extent actually received by LANDLORD. No notice to, or approval by, TENANT is required for any action pursuant to this subparagraph, nor is LANDLORD obligated to account to TENANT for any such action that is undertaken in good faith.
(c)Termination. Terminate this demise and re-enter and repossess the Premises by lawful procedure and for LANDLORD’S account. The term and estate granted by this Lease, together with any other right, title, or interest of TENANT in or to the Premises, the Property, and the proceeds of any reletting then will terminate. No such termination waives, limits, or otherwise impairs any right or remedy to collect from TENANT any rent, interest, and Actual Damages that are accrued and unpaid at the termination, nor any Liquidated Damages that may be payable.
(d)Liquidated Damages.    Collect, as “Liquidated Damages” for the
(e)termination of this demise, an amount equivalent to the difference between (i) the total unpaid Basic Rent, and reasonably determinable Additional Rent, for the period between the termination of this demise and the Expiration Date, and (ii) the fair rental value of the Premises at termination for the same period. The foregoing amounts will be discounted to present worth at the annual rate of 10%. No Liquidated Damages are payable if, at termination, LANDLORD has a binding agreement to relet the Premises for LANDLORD’S account through the Expiration Date at the same or greater Basic Rent, and determinable Additional Rent, as then in effect under this Lease.
(f)Actual Damages. Recover, as “Actual Damages,” any costs and expenses properly incurred by LANDLORD for terminating this demise, or TENANT’S right to possession, as the case may be, including any leasing commissions remaining payable in connection with this demise, the prorated balance of any prepaid leasing commissions with respect to this demise, and other professional compensation, costs, and expenses, as provided below in this Lease. Because LANDLORD agrees to minimize LANDLORD’S damage unless LANDLORD elects to terminate this demise, such items, together with any other costs and expenses actually incurred by LANDLORD for repossessing the Premises, terminating this demise, and renovating, redecorating, protecting, maintaining, restoring, and reletting the Premises, as the case may be, are damages, due on demand, and bear interest as provided in this Lease.
(g)Security. Apply the Security Deposit, and any other property securing
(h)TENANT’S obligations under this Lease, to LANDLORD’S losses in such order as LANDLORD elects. LANDLORD must account for such application only as and when the full extent of LANDLORD’S damage is known, or the security is exhausted, whichever occurs first.
(i)Fixtures. Enforce in any lawful manner the benefit of a LANDLORD’S lien upon, or a security interest in, any fixtures, equipment, inventory, and other tangible property of TENANT then situated upon or about the Premises. TENANT grants LANDLORD the benefit of a LANDLORD’S lien upon, and a security interest in, all tangible properly of TENANT from time to time situated upon the Premises, as security for TENANT’S performance of TENANT’S obligations under this Lease. The foregoing lien and security interest are subject and subordinate to any single purchase money security interest property perfected in such property at or before its delivery or installation to the Premises; but LANDLORD has no duty to the holder of any such prior security interest, except to permit such holder to remove such property from the Premises within 15 days after written demand and upon payment of the costs of any restoration of the Property required by such removal. This subparagraph does not apply to any of TENANT’S leasehold improvements or other property that expressly may become LANDLORD’S property upon the expiration or earlier termination of this Lease, if LANDLORD so elects.
Nothing in this Lease limits or prejudices any right or remedy of LANDLORD, in any bankruptcy, reorganization, or insolvency proceeding, administrative or judicial, to prove for and obtain an amount equal to the maximum that may be allowed in connection with such proceeding. No right or remedy of LANDLORD is exclusive of any other right or remedy; and every right and remedy is cumulative to any other right or remedy otherwise available. To the maximum extent permitted by law, TENANT and any guarantors each waive the benefit of any homestead or other exemption laws regarding the enforcement and collection of TENANT’S obligations under this Lease.
3.Equitable Remedies. LANDLORD or TENANT is entitled, if otherwise appropriate, to (i) injunctive or other equitable or declaratory relief in case of any violation, or any attempted or threatened violation, of any provision of this Lease; (ii) an order compelling the observance or performance of any such provision; and (iii) one or more accountings of TENANT’S obligations under this Lease.
4.Waiver. No waiver of any right or remedy is effective against LANDLORD unless made in writing and signed by LANDLORD. Without limitation, (i) LANDLORD’S acceptance of any rent with knowledge of any default or Event of Default is not, by itself, a waiver of such default or Event of Default; and (ii) no attempted surrender of the Premises, by delivery of a key or otherwise, waives, limits, or otherwise impairs any right or remedy of LANDLORD unless LANDLORD so agrees in writing.
5.LANDLORD’S Default. LANDLORD is not in default under this Lease unless LANDLORD fails to perform any required obligation within thirty (30) days after written demand, specifying the exact nature of the obligation that LANDLORD allegedly has failed to perform. If the nature of LANDLORD’S obligation is such that more than thirty (30) days reasonably is required for performance, then LANDLORD will not be in default if LANDLORD promptly begins performance within such 30-day period and pursues it diligently and continuously to completion, except as noted in -Paragraph D.1(a).
6.Holding Over. If TENANT remains in possession of the Premises after the expiration or any earlier termination of this Lease with LANDLORD’S permission, such continued possession is not, by itself, an extension or renewal of the term of this Lease, but a statutory tenancy at will from month to month, at the rent and otherwise subject to the provisions of this document, except to the extent the parties mutually agree otherwise at the time. If TENANT so remains in possession without LANDLORD’S permission, then such continued possession is a tenancy at sufferance at twice the Basic Rent then in effect, prorated on a daily basis until TENANT surrenders possession as required by this Lease.
7.Abandoned Property. If LANDLORD re-enters the Premises, whether at the expiration or any earlier termination of this Lease or after an Event of Default, LANDLORD’S sole duty with respect to any property of TENANT left on or about the Property, or otherwise within LANDLORD’S possession, custody, or control as a result of this Lease, is not to damage it intentionally; and LANDLORD need exercise only slight care with respect to the custody of such property.
(a)TENANT Delivery. If TENANT at the time otherwise fully has performed all of TENANT’S obligations under this Lease, LANDLORD must hold such property and deliver it to TENANT, if claimed within 30 days. LANDLORD may condition such delivery upon TENANT’S reimbursing LANDLORD for any reasonable costs of moving, storing, or protecting such property.
(b)Unclaimed. If any such property is not so claimed within such 30-day period, LANDLORD may proceed to dispose of it in any manner that LANDLORD may elect, including converting it to LANDLORD’S own use or benefit, without any liability on the part of the LANDLORD.
(c)Other. LANDLORD also may deliver any such property to any person who appears to be its rightful owner or claimant. If any conflicting claims are asserted with respect to any such property, LANDLORD may deliver it to any claimant who (i) reimburses LANDLORD for any expenses incurred for moving, protecting, or storing such property, and (ii) either removes it from the Property or assumes all further liability for any costs of storage.
This paragraph does not apply to any Security Deposit or any leasehold improvements, fixtures, installations, or other property that, pursuant to any provision of this Lease, become LANDLORD’S property upon the expiration or any earlier termination of this Lease. LANDLORD has no duty to notify TENANT of, nor any liability or duty to account for, any action taken by LANDLORD pursuant to this paragraph.
8.Costs. If LANDLORD or TENANT reasonably employs any attorneys, appraisers, architects, brokers, engineers, or other professionals with respect to any default, or Event of Default, by TENANT or LANDLORD the prevailing party shall be entitled to compensation from the losing party by reimbursement for, as the case may be, all reasonable compensation for all such professionals so employed, regardless of whether suit or other proceeding is instituted and, if instituted, for any arbitration, administrative, trial, appellate, and other proceedings. Losing party also will pay (i) any other costs of collection incurred, and (ii) any costs and reasonable professional fees that otherwise may be sustained or incurred by prevailing party for any arbitration, administrative, trial appellate, or other proceedings involving the collection, enforcement, validity, or interpretation of this Lease or any use, activity, or installation of losing party.
9.LANDLORD Liability. All obligations of LANDLORD hereunder will be construed as covenants, not conditions, and all such obligations will be binding upon LANDLORD only during the period of its ownership and possession of the Property and not thereafter. The term “LANDLORD” shall mean only the owner, for the time being of the Property, and in the event of the transfer by such owner of its interest in the Property, such owner shall thereupon be released and discharged from all covenants and obligations of the LANDLORD thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner’s ownership. Notwithstanding any other provision hereof, LANDLORD shall not have any personal liability hereunder. In the event of any breach or default by LANDLORD in any term or provision of this Lease, TENANT agrees to look solely to the equity or interest then owned by LANDLORD in the land and improvements which constitute the Property; however, in no event, shall any deficiency judgment or any money judgment of any kind be sought or obtained against any LANDLORD which is now or hereafter a party to this Lease. In the event of LANDLORD’S material breach of the Lease or default thereunder and failure to cure such breach or default within thirty (30) days after receipt of written notice from TENANT, TENANT shall have the right to terminate this Lease, or in, TENANT’S discretion to terminate TENANT’S obligations under this Lease, effective immediately, in either case without any further obligations or liabilities under this Lease, and to resort to such other and further remedies as may be available to it at law or in equity; provided, however, that if LANDLORD’S breach cannot be cured within thirty (30) days, TENANT shall not have the right to terminate the Lease so long as the cure was commenced within thirty (30) days and LANDLORD is diligently pursuing its completion.
PART F.MISCELLANEOUS
1.LANDLORD. “LANDLORD” means the person who from time to time holds the fee simple interest in the Property. Upon any transfer of the Property, each prior LANDLORD is relieved from any further liability under or with respect to this Lease. Unless expressly agreed otherwise in writing, no successor LANDLORD is liable to TENANT for any act, omission, or default of any prior LANDLORD. No LANDLORD is liable for any consequential loss or damage to TENANT for any default under this Lease, including any failure to maintain or restore the Property, or any other event, except for the acts or omissions taken by that LANDLORD which arise to the level of gross negligence’ or willful misconduct. LANDLORD represents and warrants that it has all necessary authority to enter into this Lease and LANDLORD is the owner of the Property. LANDLORD represents, warrants and covenants that the Property shall not, at any time, be subject to any easement, covenant, restriction or other encumbrance that might interfere with TENANT’S use and enjoyment of the Premises.
2.Consent. Wherever this Lease provides that LANDLORD has the right consent to, or -approve of, a certain act or omission-, such consent language shall be deemed to include the requirement that LANDLORD’S consent will not be unreasonably withheld or delayed regardless of whether such language is included in a given provision.
3.Notices. Any notice or demand that must or may be given or made in connection with this demise must be made or confirmed in writing. Unless receipt expressly is required, any notice or demand is deemed given, delivered, or made, as the case may be, when mailed by express mail, or by certified or registered mail, return receipt requested, in any event with sufficient postage affixed, to the addresses set forth in this Lease. Such addresses may be changed by notice pursuant to this paragraph; but notice of change of address is effective only upon receipt.    Notice or demand also may be given or made by private courier,
4.telecommunications, or other service that offers reliable proof of expeditious delivery; but any such notice is effective only upon actual delivery at the required address.

5.Certificates. As and when from time to time requested, each party within ten (10) days will execute and deliver, or cause to be executed and delivered, to or as directed by the other party, such estoppel certificates with respect to such matters relating to this demise as reasonably may be required. Without limitation, any such document may require any of the following certifications:
(a)Entire Agreement. This Lease contains the entire agreement of LANDLORD and TENANT with respect to the leasing, improvement, use, possession, and occupancy of the Property and is in full force and effect according to the original terms or, if there have been any amendments, identifying them.
(b)Default. Neither LANDLORD nor TENANT is in default in performing their respective obligations under this Lease, or, if there are any defaults known to the party delivering such certificate, identifying them.
(c)Proceedings. Neither LANDLORD nor TENANT, as the case may be, knows of any proceedings, judicial or administrative, that are pending or threatened with respect to either party or the Property that, if adversely determined, will prevent or impair either party’s ability to perform its respective obligations under this Lease, or, if any such proceedings are known, identifying them.
(d)Performance. The date through which any rent has been paid, the date the next installment of Basic Rent is due, the amount of any Additional Rent then due, and a description of any security that LANDLORD then may hold for TENANT’S performance of any of its obligations under this Lease.
6.Effect. Except as expressly stated otherwise, the provisions of this Lease bind, and are for the benefit of, each person executing this Lease as LANDLORD or TENANT and their respective heirs, successors, and assigns. This Lease and any identified attachments contain the entire agreement of the parties; and any previous or contemporaneous agreements are merged into this Lease and superseded by its delivery. No waiver of any provision of this Lease is effective unless made in writing, signed by the party to be charged; and no such waiver is a waiver of any future event, or any other provision, unless it expressly so provides. This Lease otherwise may be changed only by a writing executed by both LANDLORD and TENANT.
7.Interpretation. LANDLORD and TENANT participated equally in preparing this Lease, and it may not be more strictly interpreted against any party because of such participation. Headings are for indexing and may not be used to interpret any substantive provisions. Unless the context expressly or necessarily requires other: (i) any right or remedy may be exercised from time to time and at any time, in whole or in part, as often as the party entitled to exercise it considers necessary, convenient, desirable, or expedient; (ii) each use of the singular includes the plural, and vice versa, unless the foregoing produces a logically or legally impossible result; (iii) any action required or permitted by this document is at the expense of the party required or permitted to take it; (iv) terms such as “Property” and “Premises” are used in the same sense as if the words “all or any applicable part of” immediately preceded each use of such terms; (v) any terms defined on the attached “Schedule of Defined Terms” and the cover page to this Lease have their respective defined meanings; and (vi) each use of the term “Property” includes the Premises.
8.Severability. The provisions of this Lease should be interpreted to avoid internal inconsistencies, conflicting results, or invalidity. If any provision of this Lease, or its application, is invalid under any law applicable to this demise, such provision is severable, at either LANDLORD or TENANT’S option. This Lease otherwise will be interpreted to place LANDLORD and TENANT in the same financial position LANDLORD or TENANT would have occupied had each of their obligations under this Lease been fully performed for the full term of this demise.
9.Acceptance. This Lease is effective only when executed by both parties and delivered by LANDLORD to TENANT. TENANT promptly upon demand will furnish LANDLORD with a corporate resolution, proof of authorization by partners, or other appropriate documentation evidencing the authorization TENANT’S signatory.
10.Governing Law. This Lease is entered into, under, and shall be construed according to the laws of the State of South Carolina.

11.Time of the Essence. Time is of the essence in each and every provision of this Lease.
12.Counterparts. This Agreement may be executed in two or more counterparts and all such counterparts shall constitute one and the same instrument.
To WITNESS the foregoing, this Lease has been executed and delivered, effective as of the Contract Date.

LANDLORD: JLM & Associates By: J. L Mitchell Title: Manager and Sole Member Date: WITNESSES for the LANDLORD:	TENANT: D3 Technologies, Inc. By Richard L. Johnson Title:President, D3 Technologies Inc. Date: WITNESSES for the TENANT:
NOTICE ADDRESS for the LANDLORD: JLM & Associates, LLC 1047 Keys Drive Greenville, South Carolina 29615	NOTICE ADDRESS for the TENANT: D3 Technologies, Inc. 4838 Ronson Court Suite R San Diego, CA 92111

SCHEDULE OF DEFINED TERMS
(a)    “any” means “any and all.”
(b)    “casualty” means (i) fire, wind, flood, and other acts of God, (ii) theft, vandalism, and other criminal or civilly actionable acts or omissions of any third person, (iii) riot, civil commotion, and other acts of any public enemy, (iv) expropriation and other paramount acts of any sovereign not amounting to a taking, and (v) any occurrence of undeterminable or undetermined origin.
(c)    “damage” means damage, injury, destruction, or devaluation to or of property, in any applicable combination, including that caused by, or otherwise resulting from, any casualty or taking. “Damage” does not include ordinary wear and tear and deterioration resulting from the reasonable and ordinary use of any property for its intended purposes.
(d)    “days” means consecutive calendar days, unless the expiration of any time period measured in days falls on a Saturday, Sunday, or legal holiday at the place where performance must be tendered, when such expiration automatically will be extended to the next day that is not a Saturday, Sunday, or legal holiday.
(e)    “execute” means, in referring to a written instrument, to sign, seal, attest, certify, acknowledge, subscribe, in any applicable combination, as necessary or appropriate to validate, perfect, or authenticate the instrument delivered, in any applicable combination.
(f)    “include” and “including” each are without limitation.
(g)    “indemnify” means the indemnitor will defend, indemnify, and hold the indemnitee harmless against any claims, losses, or liabilities asserted against the indemnitee by, or incurred by the indemnitee to, any person because of any matters covered by the indemnity. The scope of any indemnity includes any costs and expenses, including reasonable attorneys’ fees, incurred in defending any indemnified claim, or in enforcing the indemnity, or both.

(h)    “install” and “installation” respectively mean, in referring to tangible property, to construct, place, erect, plant, fabricate, attach, and otherwise install, in any applicable combination, and construction, erection, placing, planting, fabrication, attachment, and other installation, in any applicable combination.
(i)    “insurance requirements” means any valid terms of any insurance policy covering or applicable to the Property, any valid requirements of the issuer of any such policy, and any valid orders, rules, regulations, and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Property, or its use or condition.
(j)    “interpret” and “interpretation’? respectively mean, in referring to a written instrument, to interpret, construe, apply, or enforce its provisions, in any applicable combination, and the interpretation, construction, application, or enforcement of such provisions, in any applicable combination.
(k)    “legal requirement” means (i) any laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions, and requirements of, and agreements with, any sovereign, including without limitation, Applicable Environmental law and (ii) any valid requirements of any instrument applicable to the Property that is recorded on the Contract Date or otherwise permitted by this Lease.
(l)    “maintain” and “maintenance” respectively mean, in referring to property, to operate, use, repair, service, protect, inspect, maintain, renew, and replace, in any applicable combination, and operation, use, repair, servicing, protection, inspection, maintenance, renewal, and replacement, in any applicable combination.
(m)    “may not” and other negative forms of the verb “may” are prohibitory.
(n)    “person” means any natural person or artificial entity having legal capacity, other than the parties to this Lease.
(o)    “record” or “recorded” means filed for record in the public records of the county where the Property is situated, or such other place as from time to time provides constructive notice of instruments affecting title to the Property.
(p)    “restore” and “restoration” respectively mean, in referring to any damage to property, to repair, replace, reconstruct, substitute, and otherwise restore, as nearly as practicable, the property damaged, and any other property affected by the damage, to the same or better class, character, value, and utility as existed before the damage, and repair, replacement, reconstruction, substitution, and other restoration in the foregoing manner, all in any applicable combination.
(q)    “right or remedy,” “rights and remedies,” and similar expressions each mean any rights, powers, privileges, immunities, remedies, elections, or options expressly provided or otherwise available and not expressly precluded.
(r)    “sovereign” means any duly constituted government or any authorized agency, officer, or instrumentality of any such government, or any other person duly authorized to exercise sovereign powers, including (i) the United States of America, or any of its agencies, officers, or instrumentalities; or (ii) the state where the property is situated, or any of its agencies, officers, municipalities, or political subdivisions; or (iii) any officer, agency, or instrumentality of any such municipality or political subdivision or (iv) any utility or other person duly authorized to exercise the power of eminent domain; or (v) any agency duly authorized to exercise the police power on behalf of any duly constituted government.
(s)    “taking” means any condemnation, requisitioning, conversion, or other taking or acquisition of property pursuant to, or in lieu of, the exercise of the power of eminent domain, or any damage to property caused by any sovereign and amounting to a taking.
(t)    “unless” means “unless and until.”
(u)    “will” and “must” each are mandatory.
LANDLORD:

TENANT:

EXHIBIT “A”
JLM & Associates
Property Legal Description
The property consists of 4.83 acres fronting on Keys Drive in Greenville County, South Carolina and is further identified on Greenville County Tax Map Numbers as 0543.01-01-016.00 and 0543.01-01-016.01.
Premises Description
An approximate 11,518 square foot space in a building called JLM & Associates, commonly known and numbered as 1045 Keys Drive, Greenville, South Carolina.

LANDLORD:
TENANT:

EXHIBIT “B”
Rules and Regulations

1.	TENANT shall not obstruct or impede the use of the Common Areas by others nor use the Common Areas for other than their intended purposes.

2.	All deliveries and shipments shall be made only at TENANT’S entries or other areas designated by LANDLORD.

3.
TENANT shall place garbage and refuse only in trash containers approved by LANDLORD. Such containers shall be kept either inside the Leased Premises or outside the Leased Premises in such areas as are from time to time designated by LANDLORD. The LANDLORD shall approve the trash collection and disposal service which will be utilized to empty and haul away such garbage and refuse the times and days of the week such containers shall be emptied. TENANT shall pay for the cost of the containers and the periodic trash collection and disposal charges.

4.	No aerials or antennae shall be placed by TENANT on or about the Property without the written permission of LANDLORD.

5.	TENANT shall not engage in any activity nor utilize any machinery or apparatus which shall be heard or seen outside the Leased Premises.

6.
TENANT shall not use the plumbing facilities serving the Leased Premises for the disposal of refuse or any other improper use. TENANT shall, at its sole cost and expense, repair any damage to such plumbing facilities caused by any such misuse.

7.	No animals or birds shall be allowed in or about the Leased Premises, unless required by applicable law.

8.	TENANT shall not store any personal property outside the Leased Premises.

9.
TENANT shall, at the request of LANDLORD, retain a pest and rodent extermination service approved by LANDLORD which shall periodically treat the Leased Premises in a manner and at such times as are approved by LANDLORD.

10.	TENANT shall not burn or incinerate trash, refuse or any other items in or outside the Leased Premises.

11.
LANDLORD shall provide the TENANT with two (2) sets of keys to the Leased Premises. TENANT may obtain additional keys to the Leased Premises at TENANT’S cost. TENANT shall provide only its authorized agents and employees with copies of such keys. Upon termination of the Lease, TENANT shall return all keys to LANDLORD.

12.	TENANT shall not allow anyone to reside or sleep in the Leased Premises.

13.	LANDLORD shall not be responsible for any loss, theft or disappearance of personal property from the Premises.

14.
TENANT shall park only in those areas designated by LANDLORD. TENANT shall comply with all directional and other signs posted in the parking areas and shall use only one (1) parking stall per vehicle. TENANT shall not park mobile homes, trailers or similar vehicles in the common parking areas. No vehicle shall be parked overnight in the common parking areas nor shall any inoperable vehicle be allowed to remain in the common parking areas. Any vehicle which is parked in the common parking areas by TENANT in violation of these Rules and Regulations may be towed away at TENANT’S expense.

15.	TENANT shall not cover all or any part of any window or door of the Property without obtaining the prior written approval of LANDLORD.

16.	TENANT shall not conduct or permit to be conducted any auction or similar sale on or about the Property.

17.
As stated in the Lease, TENANT shall not use the Premises as a “place of public accommodation” as defined in the Americans with Disabilities Act of 1990, which identifies the following categories into one or more of which a business must fall to be a “place of public accommodation”: a) places of lodging; b) establishments serving food or drink; c) places of exhibition or entertainment; d) places of public gathering; e) sales or rental establishments; f) service establishments; g) stations used for specified public transportation; h) places of public display or collection; i) places of recreation; j) places of education; and k) social service center establishments.

These Rules and Regulations and any amendments hereto are intended to supplement the terms and provisions of the Lease and, where possible, shall be applied and interpreted in a manner which is consistent with the terms and provisions of the Lease. In the event of a conflict between the Lease and these Rules and Regulations, or any amendments thereto, the Lease shall govern. If LANDLORD or TENANT fails to fully comply with these Rules and Regulations, LANDLORD or TENANT may, in its sole discretion and without waiving any other right or remedy, undertake such actions on behalf of LANDLORD or TENANT as either party determines are necessary to cause LANDLORD or TENANT to fully comply with these Rules and Regulations. All costs, expenses and fees expended by either party to ensure full compliance with these Rules and Regulations shall constitute Additional costs under the Lease and be immediately due and payable by the LANDLORD or TENANT upon demand and shall bear interest at the rate of fifteen percent (15%) per annum until paid.

LANDLORD:
TENANT:

EXHIBIT “C”
Layout of Premises

LANDLORD:

TENANT:

EXHIBIT “D”
Finish Rider
The working drawings for the demised Premises, which include a floor plan and specifications for improvements to be made by LANDLORD at LANDLORD’S sole cost and expense prior to TENANT’S occupancy of the Premises will be attached hereto and made a part hereof. These drawings will be submitted to both parties for review and written approval, which approval shall not be unreasonably withheld, and will include all improvements to be constructed by LANDLORD. The Premises are to be finished similarly to TENANT’S existing Premises. In the absence of said written approval by both parties, this lease will terminate and be of no further effect.

LANDLORD:
TENANT:

EXHiBIT “E”
Special Provisions
Parking: Parking in the surface lot is without additional charge and at a ratio of ratio of 5.2/1000 RSF on a non-reserved basis.

LANDLORD:

TENANT:

Re: 1045 Keys Drive
Greenville, SC 29615

FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (“First Amendment”) has been executed as of the 1’ day of August, 2012. by JLM & Associates, LLC, a South Carolina Limited Liability Company (“LANDLORD”) and D3 Technologies, Inc., a California corporation (“TENANT”).
RECITALS:
A.    The parties executed a Lease Agreement dated August 18, 2011 (hereinafter “Lease Agreement”) with a term of lease commencing on the 1st day of October, 2011, and which expires on the 30th day of September, 2016, pursuant to which TENANT leased approximately 11,518 rentable square feet (the “Original Premises”) in that certain building located at 1045 Keys Drive, Greenville, SC 29615 (“Property”), as more particularly described in the Lease. All terms, conditions, and provisions of said Lease Agreement are hereby incorporated by reference or by attachment.
B.    TENANT now wishes and LANDLORD agrees to rent an additional 982 square feet within the same Property. thereby expanding the Premises to 12,500 square feet.
C.    LANDLORD and TENANT desire to execute this First Amendment in order to evidence their agreement to (i) expand the Premises as defined in the Lease Agreement; and (ii) increase the rent to reflect the additional square footage included in the Premises.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LANDLORD and TENANT agree as follows:
1.    The Summary Page containing the particulars of LANDLORD’S agreement with TENANT, attached hereto as Exhibit A, shall replace and supersede the prior Summary Page, dated August 18, 2011.
2.    All other terms and conditions of the Lease Agreement shall remain unchanged.
3.    This First Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This First Amendment may be executed by facsimile and each party has the right to rely upon a facsimile counterpart of this First Amendment signed by the other party to the same extent as if such party had received an original counterpart.
IN WITNESS WHEREOF. this First Amendment has been executed as of the date first above written.

LANDLORD:

JLM & Associates, LLC

By:
J. L. Mitchell

TENANT:

D3 Technologies, Inc.

By:
    Richard L Johnson, President

EXHIBIT A
LEASE AGREEMENT
This is a LEASE between LANDLORD and TENANT dated effective as of the Contract Date described below and it WITNESSES that LANDLORD demises to TENANT, and TENANT leases from LANDLORD, the below described Premises for the term, at the rent, and upon the other conditions contained in this Lease. The Lease consists of this SUMMARY PAGE, the attached STANDARD PROVISIONS, a SCHEDULE OF DEFINED TERMS, and any other Attachments expressly identified on this Summary.
SUMMARY PAGE

Contract Date: August 1, 2012
LANDLORD: JLM & ASSOCIATES, LLC
A South Carolina Limited Liability Company
J. L. Mitchell
Manager and Sole Member
Term off this Lease: 5 Yrs. 0 Mos.
Commencement Date: September 1, 2011
Expiration Date: August 31, 2016
Rental Payment Mailing Address:
JLM & Associates, LLC
1047 Keys Drive
Greenville, South Carolina 29615
Initial Monthly Rent - Computation
Basic Rent Months 1-60 $8,854.17
Additional Rent: $1,562.50
Total Monthly Payment: $10,416.67
Security Deposit:      Intentionally Waived
Security Deposit Date:
Insurance Limits (liability):
Death/Injury:                                                 $1,000,000
Property:                                                        $3,000,000
Excess:                                                            $5,000,000

TENANT: D3 TECHNOLOGIES, INC
a California Corporation
Property: An office building plus adjacent parking, and other service areas commonly known as JLM & Associates, LLC and legally described in Exhibit "A".
Premises: Commonly known & numbered as 1045 Keys Drive, Greenville, South Carolina 29615, and further described in Exhibit "A".
Permitted Use: Office
Premises Leasable Square Footage:12,500
Property Leasable Square Footage:35,333
TENANT'S Share:35.38%
Attachments are the following, if checked:
X  Property Legal & Premises Description
(Exhibit "A")
X  Rules and Regulations (Exhibit "B")
X  Layout of Premises (Exhibit "C")
X  Finish Rider (Exhibit "D")
X  Special Provisions (Exhibit "E")
      Guaranty (Exhibit "F")